Exhibit 99.2

SunTrust Robinson Humphrey

A Division of SunTrust Capital Markets, Inc.

February 2, 2007

Special Committee of the Board of Directors
  and the Board of Directors
Direct General Corporation
1281 Murfreesboro Road, 5-01
Nashville, TN 37217

Ladies and Gentlemen:

We understand that Direct General Corporation, a Tennessee corporation (“Direct” or the “Company”), has entered into an Agreement and Plan of Merger, dated as of December 4, 2006 (the “Agreement”) with Elara Holdings, Inc., a Delaware corporation (“Parent”), and Elara Merger Corporation, a Tennessee corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides, among other things, for the merger (the “Proposed Transaction”) of Merger Sub with and into the Company. Pursuant to the Proposed Transaction, the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, no par value per share, of the Company (“Company Common Stock”) will be converted into the right to receive $21.25 in cash (the “Merger Consideration”). We further understand that Parent will be principally capitalized by: 1) cash equity contribution made jointly by Fremont Partners III, L.P. and TPG Partners V, L.P. (collectively, the “Sponsors”) and the proceeds of various senior and subordinated debt financings. The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement. Parent is a newly organized entity formed by the Sponsors to carry out the Proposed Transaction.

We have been requested to render our opinion to the Special Committee of the Board of Directors and to the Board of Directors of the Company with respect to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock (other than holders of Company Common Stock that are affiliates of Parent or Continuing Investors (as defined in the Agreement)) in the Proposed Transaction. Our opinion addresses the aggregate consideration to be received by the holders of Company Common Stock as a whole, without regard to size of holdings by individual shareholders, and we are not opining on the particular situations of specific shareholders.

In arriving at our opinion, among other things, we: (1) reviewed the Agreement and certain related documents; (2) reviewed certain publicly available business and historical financial information and other data relating to the business and financial prospects of the Company, including certain publicly available financial forecasts and estimates; (3) reviewed internal financial and operating information and forecasts with respect to the business, operations and prospects of the Company furnished to us by the Company that is not publicly available; (4) reviewed the reported prices and trading activity of Company Common Stock, and compared those prices and activity with other publicly traded companies which we deemed relevant; (5) compared the historical financial results and present financial condition of the Company with those of publicly traded companies which we deemed relevant; (6) compared the financial terms of the Proposed Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant. In addition, we had discussions with the management of the Company concerning the Company’s business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

SunTrust Robinson Humphrey                                                          303 Peachtree Street, NE                                                           Atlanta, GA  30308
                                                                        Member New York Stock Exchange, Inc.

Direct General Corporation
February 2, 2007

________________________________________

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information discussed with or reviewed by us in arriving at our opinion, and we have not assumed any liability or responsibility for independent verification of any of the foregoing information. With respect to the financial forecasts of the Company provided to or discussed with us, we have assumed, without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company and are otherwise reasonable. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company. We did not make any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company or any of its subsidiaries, and we were not furnished with any such evaluation or appraisal. We have not been furnished with any actuarial analyses or reports, except for certain analyses and reports prepared by the Company’s actuarial advisors. We are not an actuarial firm and our services did not include actuarial determinations or evaluations or an attempt to evaluate any actuarial assumptions. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the Company’s losses and loss adjustment expense reserves. We have not evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.

We have assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. Our opinion does not address the relative merits of the Proposed Transaction as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Proposed Transaction. We have not been asked to, nor do we, offer any opinion as to any terms or conditions of the Agreement or the form of the Proposed Transaction. In rendering this opinion, we have assumed that the Agreement does not differ in any respect from the form that we have examined and that Parent and the Company will comply in all material respects with the terms of the Agreement. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise the opinion.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with the Company in the ordinary course of business.

Direct General Corporation
February 2, 2007

________________________________________

 Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be received by the holders of Company Common Stock (other than holders of Company Common Stock that are affiliates of Parent or the Continuing Investors) in the Proposed Transaction is fair. This opinion is being rendered at the request of the Special Committee of the Board of Directors and is for the benefit of the Special Committee and the Board of Directors in their evaluation of the Proposed Transaction, and does not constitute a recommendation as to how any stockholder should act or vote with respect to any matters relating to the Proposed Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without the prior written consent of SunTrust Robinson Humphrey; provided that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Proposed Transaction.

                                                    Very truly yours,

                                                    /s/ SunTrust Capital Markets, Inc.

                                                    SUNTRUST CAPITAL MARKETS, INC.